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                                  Exhibit 23(a)

[WSL LOGO]     WEINICK
            SANDERS

            LEVENTHAL & CO., LLP                                   1375 BROADWAY
                                                       NEW YORK, N.Y. 10018-7010
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                          CERTIFIED PUBLIC ACCOUNTANTS              212-869-3333
                                                                FAX 212-764-3060
                                                                   WWW.WSLCO.COM


                 CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP

                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)



We consent to the use in Amendment No 1 to the Registration Statement of Marc Pharmaceuticals, Inc. as at December 31, 2003 and 2002 and for the years then ended on Form SB-2, under the Securities Act of 1933 of our report dated February 3, 2004 (except for portions of Notes 1(a) and 4(a) as to which the date is February 9, 2004) and to the reference to our firm under the heading "Experts" in the Prospectus

                                        /S/ WEINICK SANDERS LEVENTHAL & CO., LLP
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New York, New York
May 17, 2004